[TREEV LOGO]

                                   TREEV, INC.
                             500 Huntmar Park Drive
                             Herndon, Virginia 20170

                                                                  April 29, 1999

Dear Stockholders:

    It is my pleasure to invite you to the Annual Meeting of Stockholders of TREEV, Inc. to be held on Thursday, June 3, 1999 at 9:00 a.m., at the Company's headquarters at 500 Huntmar Park Drive, Herndon, Virginia 20170 (the "Annual Meeting").

    Whether or not you plan to attend, and regardless of the number of shares you own, it is important that your shares be represented at the Annual Meeting. You are accordingly urged to complete, sign, date and return your proxy promptly in the enclosed envelope. Your return of a proxy in advance will not affect your right to vote in person at the Annual Meeting.

    The officers and directors of the Company look forward to seeing you at the Annual Meeting.

Very truly yours,



JAMES J. LETO
Chairman and Chief Executive Officer

                               [TREEV, INC. LOGO]

                                   TREEV, INC.
                             500 Huntmar Park Drive
                             Herndon, Virginia 20170
                                 ---------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             Thursday, June 3, 1999
                                 ---------------
    Notice is hereby given that the Annual Meeting of Stockholders (the "Meeting") of TREEV, Inc. (the "Company") will be held on Thursday, June 3, 1999 at 9:00 a.m. at the Company's headquarters located at 500 Huntmar Park Drive, Herndon, Virginia for the following purposes:

    1.  To elect six directors;

    2. To consider and vote upon a proposal to amend the TREEV, Inc. Amended and Restated 1997 Director Stock Option Plan that increases the total number of shares for which options may be granted under the plan from 90,000 to 270,000;

    3. To consider and vote upon a proposal to amend the Employee Stock Purchase Plan that increases the total number of shares for which options may be granted under the plan from 100,000 to 400,000;

    4. To ratify the selection of Ernst & Young LLP as independent accountants for the year ending December 31, 1999; and

    5. To transact such other business as may properly come before the Meeting or any adjournment thereof.

    Stockholders of record at the close of business on April 25, 1999 are entitled to receive notice of and to vote at the Meeting. You are invited to attend the Meeting. Please carefully read the attached Proxy Statement for information regarding the matters to be considered and acted upon at the Meeting.

                                  By Order of the Board of Directors




                                  JULIA A. BOWEN
                                  Vice President, General Counsel
                                  and Assistant Secretary
Herndon, Virginia
April 29, 1999
                                    IMPORTANT

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING IN PERSON, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED RETURN POSTAGE-PAID ENVELOPE. No postage need be affixed to the return envelope if mailed in the United States. If you attend the Meeting, you may withdraw your proxy and vote in person by ballot.

                                   TREEV, INC.
                             500 Huntmar Park Drive
                             Herndon, Virginia 20170
                                 ---------------

                                 PROXY STATEMENT

    This Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders and Proxy Card are being furnished in connection with the solicitation by the Board of Directors of TREEV, Inc. (the "Company") of proxies to be voted at the Annual Meeting of Stockholders to be held on Thursday, June 3, 1999 at 9:00 a.m. or at any adjournment or postponement thereof. This Proxy Statement and the enclosed Proxy Card are being furnished on or about April 29, 1999, to all holders of record of the Company's Common Stock (the "Common Stock") as of April 25, 1999. A copy of the Company's Form 10-K for the year ended December 31, 1998, including consolidated financial statements for that year, accompanies this Proxy Statement.

    At the Meeting, stockholders will vote on proposals to elect six directors, to increase the number of shares available for issuance under the Company's Amended and Restated 1997 Director Stock Option Plan, to increase the number of shares available for issuance under the Employee Stock Purchase Plan, and to ratify the selection of Ernst & Young as the Company's independent auditors for 1999.

                        VOTING SECURITIES AND RECORD DATE

    The Board of Directors has fixed the close of business on April 25, 1999 as the record date (the "Record Date") for determination of stockholders entitled to notice of and to vote at the Meeting. As of the Record Date, there were 13,803,292 shares of Common Stock issued and outstanding and there were no other voting securities of the Company outstanding. Each outstanding share of Common Stock entitles the record holder thereof to one vote. Under Delaware law, shares represented at the Meeting (either by properly executed proxy or in person) that reflect abstentions or "broker non-votes" (i.e., shares held by a broker or nominee which are represented at the Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions as to each Proposal will have the same effect as votes against the respective proposals. Broker non-votes, however, will be treated as unvoted for purposes of determining approval of such proposals (and therefore will reduce the absolute number -- although not the percentage -- of votes needed for approval) and will not be counted as votes for or against the proposals. Under the New York Stock Exchange Rules, brokers will have discretionary voting authority for Proposals 1, 2, 3, and 4.

                    VOTING RIGHTS AND SOLICITATION OF PROXIES

    Stockholders of record on the Record Date may vote at the Meeting in person or by means of the enclosed Proxy Card. You may specify your voting choices by marking the appropriate boxes on the Proxy Card. The proxy solicited hereby, if properly signed and returned to the Company and not revoked prior to or at the Meeting, will be voted in accordance with the instructions specified thereon. If you properly sign and return your Proxy Card, but do not specify your choices, your shares will be voted by the proxy holders as recommended by the Board of Directors.

    The Board of Directors encourages you to complete and return the Proxy Card even if you expect to attend the Meeting. You may revoke your proxy at any time before it is voted at the Meeting by giving written notice of revocation to the Secretary of the Company, by submission of a proxy bearing a later date or by attending the Meeting and casting a ballot.

    The proxy holders, James J. Leto and Jorge R. Forgues, will vote all shares of Common Stock represented by Proxy Cards that are properly signed and returned by stockholders. The Proxy Card also authorizes the proxy holders to vote the shares represented with respect to any matters not known at the time this Proxy Statement was printed that may properly be presented for consideration at the

Meeting. You must return a signed Proxy Card if you want the proxy holders to vote your shares of Common Stock.

    The cost of preparing, assembling and mailing this proxy soliciting material and Notice of Annual Meeting of Stockholders will be paid by the Company. Following the mailing of proxy solicitation materials, proxies may be solicited by directors, officers and regular employees of the Company and its subsidiaries personally, by mail, telephone, telecopier or by personal solicitation, for which they will receive no additional compensation. In addition, the Company will reimburse brokers, custodians, nominees and other persons holding shares of Common Stock for others for their reasonable expenses in sending proxy materials to the beneficial owners of such shares and in obtaining their proxies. Additional solicitation by Brokerage houses and other nominees, fiduciaries, and custodians nominally holding shares of the Company's stock as of the record date will be requested to forward proxy soliciting material to the beneficial owners of such shares, and will be reimbursed by the Company for their reasonable expenses.

                                  PROPOSAL 1 --
                              ELECTION OF DIRECTORS

         A Board of six directors is to be elected at the annual meeting. The Board of Directors proposes that the six nominees named below be elected as directors of the Company to hold office until the next annual meeting of stockholders and until their successors are elected and qualified. The nominees for director are:

     James J. Leto             John F. Burton             Michael J. Smith
     C. Alan Peyser            Robert P. Bernardi         Edwin A. Adams


    Director candidates are nominated by the Board of Directors.

    At the Meeting, the six directors are to be elected. Each nominee has consented to being named as a nominee for director of the Company and has agreed to serve if elected. The directors will be elected to serve for their respective terms and until their successors have been elected and have qualified. The Board of Directors has no reason to believe that any of the nominees will be unavailable or that any other vacancy on the Board will occur; however, should any nominee become unavailable or unable to serve as a director, the persons named as proxies on the proxy card will vote for the person(s) the Board of Directors recommends.

    Set forth below is certain information regarding each director, each of whose term of office will continue after the Meeting.

       James J. Leto, 55, became Chief Executive Officer and a Director of the Company in May 1996 and became Chairman of the Board in June 1997. Mr. Leto served as the Chairman and Chief Executive Officer of PRC Inc., an information technology company ("PRC"), from January 1993 to February 1996, and prior thereto in various capacities as an executive officer of that company. From
January 1989 until February 1992, Mr. Leto served as the Vice President and General Manager of AT&T Federal Systems Computer Division, a division of AT&T charged with developing a major system integration and computer presence in the federal marketplace. Mr. Leto first joined AT&T in November 1977. Mr. Leto is a director of Government Technology Systems, Inc. and Federal Sources.

    John F. Burton, 47, was appointed to the Board of Directors in September 1995. Mr. Burton is Managing Director of Updata Capital, Inc., a mergers and acquisitions investment bank, a position he has held since 1997. From October 1996 to February 1997, he was President of Burton Technology Partners. From August 1995 to September 1996, he was President and Chief Executive Officer of Nat Systems, Inc. From 1984 to 1995, Mr. Burton served in various executive capacities at Legent Corporation including President, Chief Executive Officer and Director. Mr. Burton is a member of the Board of Directors of Banyan Systems Corporation, Axent Technologies, Netrix Corporation, and MapInfo Corporation.

    Michael J. Smith, 40, became a director of the Company in March 1999. Mr. Smith has over fourteen years of experience in the securities industry specializing in finance for middle market and emerging growth companies. Mr. Smith currently serves as an investment banker and mergers and acquisitions specialist for Brill Securities, a small New York investment firm. Previously, Mr. Smith served as President of Stanhope Capital, Inc., a New York venture capital firm, as well as Managing Director of Condor Ventures, Inc., a Connecticut based venture capital firm. Mr. Smith has served as an outside business consultant to numerous private emerging growth companies.

     C. Alan Peyser, 65, became a Director of the Company in May 1996. Mr. Peyser was appointed President and Chief Executive Officer of Cable & Wireless, Inc., in October 1996. From September 1995 to October 1996, Mr. Peyser served as a consultant to Cable & Wireless, Inc. He is also currently President of Country Long Distance Corporation and a member of the Board of Directors of Transworld Communications, TCI International, Inc., Spaceworks and 1010web. Mr. Peyser previously served as the Chief Executive Officer and President of Cable & Wireless, Inc. from 1980 through September 1995.

     Robert P. Bernardi, 46, has been a Director of the Company (and its predecessor) since its inception. He was a co-founder of the Company. Mr.
Bernardi is the founder and Chief Executive Officer of Musicmaker.com. Mr. Bernardi served as President of the Company from inception to February 1995, as Chief Executive Officer from inception to May 1996, and Chairman of the Board of Directors from September 1995 to June 1997. From 1988 to 1990, Mr. Bernardi was an independent consultant in the document imaging and telecommunications fields. From March 1984 to December 1987, Mr. Bernardi was Chairman and Chief Executive Officer of Spectrum Digital Corporation, a publicly held telecommunications equipment manufacturing company ("Spectrum Digital"), with overall management responsibilities including marketing, sales, engineering and finance.

    Edwin A. Adams, 51, was appointed to the Board of Directors in March 1999. Mr. Adams is a consultant specializing in public speaking engagements at technology industry events and sales motivational seminars, a position he has held since April 1998. From May 1993 to April 1998, he was Senior Vice President and General Manager of the Americas for SCO Inc., a provider of UNIX operating system software. From May 1992 to May 1993, Mr. Adams was Senior Vice President of Sales and Marketing of Telebit, a provider of high end modems and dial up routers. From 1987 to 1992, he served in various capacities at Oracle Corporation including Vice President of Sales and Vice President of Marketing. Mr. Adams is a member of the Board of Directors of Crystal Graphics, Net ERP and Jones Business Systems, all privately held software or systems integration companies. He also serves on the Board of ITAA Software Division, a national trade association of software companies.

         The nominees receiving the vote of a plurality of the outstanding shares of Common Stock present, in person or represented by proxy at the Meeting and entitled to vote on the election of directors will be elected as Directors.

    The Board of Directors recommends that stockholders vote FOR the election of each of the nominated Directors.

Compensation of Directors

          At the Board's quarterly meeting on August 28, 1997, the Board voted and approved the elimination of payment for service to the Board and adopted, subject to shareholder approval, the Directors Stock Option Plan (the "Director Stock Option Plan"). The Director Stock Option Plan was amended and restated on March 5, 1998 and December 11, 1998. Under the Director Stock Option Plan, each director who is not an executive officer of the Company will receive an option to purchase 30,000 shares of Common Stock at each calendar year end, and such option shall become vest at the rate of one quarter each quarter following the date of grant. The option price is equal to 100% of fair market value on the date of the option grant. Messrs. Burton, Peyser, and Bernardi were each granted an options for shares of the Company's Common Stock under that plan with an exercise price equal to 100% of fair market value of the Common Stock on December 11, 1998.

         The Company has entered into a termination of consulting agreement ("Bernardi Termination Agreement") with Robert P. Bernardi, and BCG, Inc. ("BCG") (of which Mr. Bernardi is the sole stockholder) that provides for the termination, as of October 1, 1997, of the consulting agreement entered into between the parties as of May 28, 1996. Under the terms of this agreement, the Company agreed to pay BCG severance pay at the rate of $18,750 per month for the period beginning on October 1, 1997 and ending on September 1, 1998. The Company also granted to Mr. Bernardi a warrant to purchase 50,000 shares of the Common Stock at $1.50 per share. The warrant has a term of five years. Furthermore, Mr. Bernardi held, prior to the execution of the Bernardi Termination Agreement, options to purchase 1,348,325 shares of Common Stock with exercise prices ranging from $2.60 to $6.82 per share. Under the terms of the Bernardi Termination Agreement, these options were converted into options to purchase 755,747 shares of Common Stock at an exercise price of $1.50 per share, the market price of the Common Stock on September 17, 1997. These options were not exercisable October 1, 1998. After the one-for-four reverse stock split effective December 10, 1998, Mr. Bernardi held options for 188,936 shares of Common Stock. The Company also agreed to employ Mr. Bernardi as an Assistant Secretary of the Company at an annual salary of $5,000. Mr. Bernardi will also receive health and dental insurance through December 31, 2003. The agreement prohibits Mr. Bernardi for one year from certain associations with any business that competes with the Company.

Board of Directors' Meetings and Committees

    The Board of Directors held five meetings during 1998. The Board of Directors has established standing Audit and Compensation committees, each of which is composed of non-employee members of the Board of Directors. The membership of each of these standing committees is determined from time to time by the Board. The Board of Directors has not established a nominating committee; the entire Board of Directors votes on nominations of directors for the Company.

    The Audit Committee,  which presently consists of John F. Burton and Michael
J. Smith, held one meeting during 1998. The committee selects, subject to the approval of the Board of Directors, a firm of independent certified public accountants to audit the books and accounts of the Company and its subsidiaries for the year for which they are appointed. In addition, the committee reviews and approves the scope and cost of all services (including nonaudit services) provided by the firm selected to conduct the audit. The committee also monitors the effectiveness of the audit effort and the Company's financial and operating controls.

    The Compensation Committee, which presently consists of Robert P. Bernardi, John F. Burton, and James J. Leto held two meetings during 1998. The committee is responsible for the approval and administration of the compensation program for James J. Leto, the Company's President and Chief Executive Officer. The committee also reviews and approves compensation programs for the other officers of the Company as recommended by Mr. Leto. The committee is also responsible for the grant of options to the Company's employees under the Company's various stock option plans and administers the plans. Mr. Leto does not participate in discussions or decisions regarding his compensation package.

                            OWNERSHIP OF TREEV STOCK

    The following table sets forth certain information, as of April 15, 1999, with respect to the beneficial ownership of shares of Common Stock by (i) each stockholder known by the Company to be the beneficial owner of more than five percent (5%) of the outstanding shares of Common Stock; (ii) each director of the Company; (iii) the Chief Executive Officer and the four other most highly compensated executive officers of the Company; and (iv) all executive officers and directors as a group. Except as indicated in the footnotes to the table, persons named in the table have sole voting and investment power with respect to all shares of Common Stock which they respectively own beneficially.

    The address of each person listed below, other than Mr. Kassner, Mr. Ardinger and Mr. Adkins is 500 Huntmar Park Drive, Herndon, Virginia 20170.

                                                Number of Shares        Percent
Name and Address of Beneficial Owner            Beneficially Owned(1)   of Class
------------------------------------            ---------------------   --------
Fred E. Kassner(2).............................        1,923,524          13.9%
Horace T. Ardinger, Jr.(3).....................        1,623,740          11.8
Douglas Adkins(4)..............................        1,136,038           8.2
Robert P. Bernardi(5)..........................          306,561           2.2
James J. Leto(6)...............................          388,729           2.8
Jorge R. Forgues(7)............................          104,444           0.8
John F. Burton(8)..............................           84,203           0.6
David E. MacWhorter(9).........................           83,115           0.6
Brian H. Hajost(10)............................           96,082           0.7
Richard McMahon(11)............................           91,570           0.7
C. Alan Peyser(12).............................           63,393           0.5
Directors and executive officers as a group (8)        1,218,097           8.8
persons........................................
----------

    (1) Under applicable rules of the SEC, a person is deemed to be the beneficial owner of shares of Common Stock if, among other things, he or she directly or indirectly has or shares voting power or investment power with respect to such shares. A person is also considered to beneficially own shares of Common Stock that he or she does not actually own but has the right to acquire presently or within the next sixty (60) days, by exercise of stock options or otherwise.

    (2) The address of Mr. Kassner is 69 Spring Street, Ramsey, New Jersey 07446. Of the total shares shown, Mr. Kassner has shared voting and dispositive power with respect to 1,923,524 shares, including 20,000 shares underlying a warrant, held by Liberty Travel, Inc. of which Mr. Kassner is an officer, director, and stockholder. Of the shares reported as being held directly by Mr. Kassner, 88,500 are issuable upon the exercise of warrants, 1,000,000 shares are issuable upon the conversion of the Series M Convertible Preferred Stock and 250,000 shares are issuable upon the conversion of the Series M1 Convertible Preferred Stock.

    (3) The address of Mr. Ardinger is 3000 Thanksgiving Tower, Dallas, Texas 75201. The shares of Common Stock listed in the table as beneficially owned by Mr. Ardinger consist of 1,623,740 shares of Common Stock currently owned by Mr. Ardinger and and/or the Investor Warrants purchased by Mr. Ardinger and the Ardinger Family Partnership, which Mr. Ardinger controls.

    (4) The address of Mr. Adkins is 3000 Thanksgiving Tower, Dallas, Texas 75201. The shares of Common Stock listed in the table as beneficially owned by Mr. Adkins consist of 1,092,288 shares of Common Stock currently owned by Mr. Adkins and the Adkins Family Trust Ltd. and the Baker Family Trust (both of whose shares Mr. Adkins may be deemed to beneficially own) and 43,750 shares issuable upon exercise of warrants (including 40,000 issuable upon exercise of the Investor Warrants).

    (5) Includes 194,686 shares issuable upon exercise of options.

    (6) Includes 366,043 shares issuable upon exercise of options.

    (7) Includes 96,923 shares issuable upon exercise of options.

    (8) All shares are issuable upon exercise of options.

    (9) Includes 77,308 shares issuable upon exercise of options.

   (10) Includes 91,495 shares issuable upon exercise of options.

   (11) Includes 91,570 shares issuable upon exercise of options.

   (12) Includes 57,393 shares issuable upon exercise of options.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

    The Summary Compensation Table below lists the Chief Executive Officer and the four other most highly compensated executive officers of the Company (the "Named Executives") as of the end of 1998 and their compensation for services in 1998, 1997 and 1996.

                                                                                  Long-Term
                                                                                Compensation
                                                                                   Awards
                                         Annual Compensation                    -------------
                           --------------------------------------------------    Securities   All Other
   Name and Principal                                           Other Annual     Underlying   Compen-
        Position            Year   Salary($)      Bonus($)     Compensation($)   Options(#)   sation($)
 ----------------------    ------ ----------   ------------  ------------------------------  -----------
 James J. Leto              1998    225,000       85,542                         270,999(1)
 Chairman &                 1997    305,000       70,000                         500,000
 Chief Executive Officer    1996    118,974(2)    34,066                         262,195

 Jorge R. Forgues......     1998    166,250       92,622                          68,999(1)
 Chief Financial Officer    1997    156,417       55,000                         150,000
 & Senior Vice President    1996     93,635(3)    31,500                          74,695

 Richard E. McMahon....
 Senior Vice President,     1998    132,417       57,999                          65,000(1)
 Customer Service           1997     95,731(4)    31,750                          60,000

 David E. MacWhorter...     1998    116,250(5)    57,288                          39,808(1)
 President                  1997    144,167       32,500                         150,000
                            1996    140,000       16,000                               0

 Brian H. Hajost.......
 Senior Vice President,     1998    140,000       79,278                          65,000(1)
 Marketing                  1997    135,967       29,500                         150,000
                            1996    102,000(6)    26,978                          60,976      42,697(7)
___________


(1) The Company effected a one-for-four reverse stock split on December 10, 1998. All options shown for 1998 are reflected on a post reverse stock split basis.

(2) Mr. Leto joined the Company as its Chief Executive Officer in May 1996.

(3) Mr. Forgues joined the Company as its Chief Financial Officer in April 1996.

(4) Mr. McMahon joined the Company as its Senior Vice President, Customer Service in April 1997.

(5) Mr. MacWhorter resigned as President of the Company in September 1998.

(6) Mr. Hajost joined the Company as an officer in March 1996.

(7) The amount shown constitutes temporary housing benefits and moving expenses paid for Mr. Hajost in 1996.

Stock Options

    The following table sets forth certain information concerning the grant of options to the Chief Executive Officer and the Named Executives in 1998. The Company has not granted any stock appreciation rights ("SARs").

                           Option Grants in Last Year

                             Individual Grants
                    -------------------------------------              Potential Realizable
                                 Percent of                              Value at Assumed
                    Number of      Total                               Annual Rates of Stock
                   Securities     Options                               Price Appreciation
                   Underlying    Granted to     Exercise                  for Option Term
                     Options    Employees in     or Base   Expiration  ----------------------
     Name           Granted(#)      Year       Price($/sh)    Date         5%          10%
----------------   -----------  ------------  ------------ ----------  ----------  ----------
James J. Leto       270,999(1)        13%      $ 1.63(2)    12/10/08   $  260,435  $  655,192
Jorge R. Forgues     68,999(1)         3%      $ 1.63(2)    12/10/08   $   66,420  $  167,098
Richard E. McMahon   65,000(1)         3%      $ 1.63(2)    12/10/08   $   62,647  $  157,617
David E. MacWhorter  39,808(1)         2%      $ 1.63(2)    12/10/08   $   40,482  $  102,897
Brian H. Hajost      65,000(1)         3%      $ 1.63(2)    12/10/08   $   62,647  $  167,098

----------

(1) Each of the indicated options was granted pursuant to the Company's Employee Incentive Stock Option Plan and vests in equal annual installments over two years from the date of grant, or, for the options held by the Chief Executive Officer and the Named Executives, upon the acquisition of the Company.

(2) Upon the effectiveness of the Company's one-for-four reverse stock split, all stock options held by officers, directors and employees were repriced to $1.63.


    The  following  table   summarizes  the  value  realized  upon  exercise  of
outstanding stock options and the value of the outstanding options held by the Chief Executive Officer and the other Named Executives.

                  Aggregated Option Exercises in Last Year and
                             Year-End Option Values

                                                  Number of Securities
                                                Underlying Unexercised         Value of Unexercised
                                                   Options at Fiscal           In-the-Money Options
                       Shares                         Year-End(#)            at Fiscal-Year End($)(1)
                     Acquired on    Value      ---------------------------   ----------------------------
      Name           Exercise(#) Realized($)   Exercisable   Unexercisable   Exercisable    Unexercisable
-----------------    -------------------------------------------------------------------------------------
James J. Leto....        0            0            0(2)         270,999       $    0          $32,520
Jorge R. Forgues.        0            0            0(2)          68,999            0            8,280
Richard E. McMahon.      0            0            0(2)          65,000            0            7,800
David E. MacWhorter      0            0            0(2)                            0            4,777
Brian H. Hajost..        0            0            0(2)          65,000            0            7,800

----------

(1)  Computed by  multiplying  the number of options by the  difference  between
    (i) the per share market value of the Common Stock on 12/31/98 and (ii) the exercise price per share.

(2) By the terms of the repricing of stock options which became effective December 10, 1998, all repriced options are subject to a lock-up period which extends through June 11, 1999.


    The information set forth in the following Report and Performance Graph shall not be deemed incorporated by reference by anything incorporating by reference this Proxy Statement, future filings or generally into any filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates such information by reference.

Report of the Board of Directors on Executive Compensation

    The Compensation Committee of the Board of Directors is directly responsible for the approval and administration of the compensation program for James J. Leto, the Company's President and Chief Executive Officer. The Compensation Committee is also responsible for the grant of options to the Company's employees under the Company's various stock option plans and administers the plans. In 1998, the Compensation Committee consisted of two outside directors of the Company, Robert P. Bernardi, John Burton and James J. Leto, who did not participate in the administration of the compensation program related to his employment with the Company.

    Mr. Leto is responsible for the approval and administration of compensation programs for the other executive officers of the Company, including those named in the Summary Compensation Table, subject to review and approval by the Compensation Committee and the Board of Directors.

Executive Compensation Philosophy

    The Company's executive compensation program is designed to meet the following objectives:

    o To attract and retain highly qualified executives to lead and manage the Company by providing competitive total compensation packages;

    o To reward executives based on the business performance of the Company;

    o To provide executives with incentives designed to maximize the long-term performance of the Company; and

    o To assure that objectives for corporate and individual performance are established and measured.

    For 1998, the components of the Company's executive compensation program included annual base salary and short-term incentive bonus plans. In 1998, stock options to purchase shares of the Company's Common Stock were awarded as a long-term incentive to executive officers of the Company as follows: James J. Leto, 270,999 shares; Jorge R. Forgues, 68,999 shares; each of Richard McMahon and Brian Hajost, 65,000 shares, and David E. MacWhorter, 39,808 shares.

Base Salaries and Short Term Incentive Plans

    Base salaries for executive officers (including the Chief Executive Officer) are determined by evaluating the responsibilities associated with their respective positions and the experience of the officers and by reference to salaries paid in the competitive marketplace to executive officers with comparable ability and experience within the same industry following review of compensation information available in certain widely-known surveys and databases. Bonuses and annual salary adjustments, if any, are determined by evaluating performance taking into account such factors as achievement of the Company's strategic goals, assumption of additional responsibilities and attainment of specific individual objectives. The Board believes that stock ownership by management is especially beneficial in aligning management's and stockholders' interests in the Company.

    Base salaries are set by Mr. Leto for the other executive officers. No specific weight of relative importance is assigned to the various factors and compensation information considered. Accordingly, the Company's executive compensation policies and practices may be deemed informal and subjective, although they are based on such factors and detailed investigation.

Long-Term Incentive Plans

    The Company historically has provided long-term incentive compensation to attract, motivate and retain executive officers and other employees through grants of stock options under the Company's Employee Incentive Stock Option Plan. The Compensation Committee believes that this form of compensation closely aligns the interests of executive officers with those of the Company's shareholders and provides a major incentive in building shareholder value. The Compensation Committee designates the employees who shall be granted options and the amount and terms of the options granted. The number of stock options granted to each individual is based on his or her salary range, position, level of responsibility, and performance during the relevant year. All grants are made with an exercise price not less than the fair market value of the Common Stock on the date of grant.

    Section 162(m) of the Code imposes a limitation on the deductibility of nonperformance-based compensation in excess of $1 million paid to the Named Executives. The cash compensation of each of the Company's executive officers is substantially below the $1 million threshold. The options granted under the Company's stock option plans to date may not meet the requirement of being performance-based as that term is used in the section and consequently their exercise could reduce the compensation tax deduction that would otherwise be available to the Company if the spread between the exercise price and the then fair market value of the common stock should cause a specified executive's compensation to exceed $1 million. The Board of Directors currently believes that it should be able to continue to manage the executive compensation paid to the Named Executives so as to preserve the related federal income tax deductions.

Compensation Committee

Robert P. Bernardi
John F. Burton

Employment Contracts,  Termination of  Employment  Arrangements  and  Change  of
 Control Agreements

         The Company has agreements with its officers that provide for their continued employment with the Company. The officers are eligible to receive severance equal to six months' base salary and bonuses in the event any of the officers is terminated without cause.

         In connection with an acquisition of the Company by merger or asset sale or through a change of control, any officer who is terminated shall receive a lump sum payment equal to fifteen months' base salary and bonuses. Each outstanding option held by the officers under the Option Plan will automatically accelerate in full and all unvested shares of Common Stock issued to such individuals pursuant to the exercise of options granted or direct stock issuances made under such plan will immediately vest in full.

Compensation Committee Interlocks and Insider Participation

         During the year ended December 31, 1998, the Company's Compensation Committee was composed of outside directors Robert Bernardi, John Burton, and James Leto.

         The Company entered into consulting agreements with Mr. Bernardi and BCG, Inc. ("BCG") (of which Mr. Bernardi is the sole stockholder) that provided for BCG to make the services of Mr. Bernardi available to the Company. The consulting agreement was for an initial term ending January 31, 1999 and continued from year to year thereafter unless terminated by either the Company or Mr. Bernardi. The agreement with BCG provided for an annual consulting fee of $225,000, subject to increase upon review by the Board of Directors. The Company also agreed to employ Mr. Bernardi as Assistant Secretary at an annual salary of $5,000. The agreement provided demand registration rights to Mr. Bernardi with respect to securities of the Company owned by him or that he may acquire upon exercise of options. Each registration right terminated on the first anniversary following termination of the consulting agreement. The agreement prohibits Mr. Bernardi during the term of the agreement from certain associations with any business that competes with the Company.

    The Company has entered into the Bernardi Termination  Agreement with Robert
P. Bernardi, and BCG that provides for the termination, as of October 1, 1997, of the consulting agreement entered into between the parties as of May 28, 1996. In the Bernardi Termination Agreement, the Company agreed to pay BCG gross severance pay at the rate of $18,750 per month, beginning on October 1, 1997 and ending on September 1, 1998. Under the terms of this agreement, the Company also granted to Mr. Bernardi a warrant to purchase 12,500 shares of the Common Stock at $4.00 per share. The warrant has a term of five years. Mr. Bernardi retained a certain number of options he had received as an executive officer of the Company. The Company also agreed to employ Mr. Bernardi as an Assistant Secretary of the Company at an annual salary of $5,000. Mr. Bernardi will also receive annual health and dental insurance through December 31, 2003. The agreement prohibits Mr. Bernardi for one year from certain associations with any business that competes with the Company.

Stock Performance Graph

    The following graph compares the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock for the period beginning with the Company's initial public offering on May 8, 1992 through December 31, 1998 with cumulative total return for the Nasdaq Stock Market (US) and for Nasdaq Computer & Data Processing Stocks (SIC code 737). The comparison assumes $100 was invested on May 8, 1992 in the Company's Common Stock at the $4.00 initial offering price and in each of the foregoing indices and assumes reinvestment of dividends, if any.

            5-YEAR CUMULATIVE TOTAL RETURN AMONG TREEV, INC., NASDAQ
                        MARKET INDEX AND PEER GROUP INDEX


                           Base Period
   Company/Index Name         1993      1994      1995      1996      1997      1998
------------------------    --------  --------  --------  --------  --------  --------
TREEV, Inc.-Common Stock     $ 100    $  44.05  $  35.71  $  29.17  $   8.93  $   3.94
NASDAQ Market Index.....       100      104.99    136.18    169.23    207.00    291.96
NASDAQ Computer &
Data Processing Services       100      121.44    184.92    228.24    280.39    501.76



Certain Business Relationships and Related Transactions

    In December 1996, the Company entered into an agreement for a line of credit for up to $5,000,000 with Fred E. Kassner at an interest rate of 2% above a commercial lender's fluctuating prime rate. The line of credit is secured by a lien against all of the accounts receivables of the Company. In connection with the Kassner financing, the Company issued to Mr. Kassner warrants to acquire 25,000 shares of Common Stock, exercisable at $12.24 per share. Mr. Kassner is the beneficial owner of more than five percent of the outstanding stock of the Company. On December 27, 1997, Mr. Kassner converted $4.0 million of the $5.0 million line of credit into equity. The Company issued 1,000 shares of Series M Convertible Preferred Stock. The Series M Convertible Preferred Stock is convertible into 1,000,000 shares of Common Stock at a price of $4.00 per share. On June 30, 1998, Mr. Kassner converted the remaining $1.0 million of the $5.0 million line of credit into equity. The Company issued 1,000 shares of Series M1 Convertible Preferred Stock. The Series M1 Convertible Preferred Stock is convertible into 250,000 shares of Common Stock at a price of $3.32 per share. As of April 15, 1999, none of the shares of the Series M Convertible Preferred

Stock and the Series M1 Convertible Preferred Stock had been converted into Common Stock.

Compliance with Section 16(a) of the Securities Exchange Act

    Section 16(a) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") requires the Company's executive officers, directors and persons who own more than ten percent of the Common Stock (collectively, "Reporting Persons") to file initial reports of ownership and changes of ownership of the Common Stock with the SEC and the Nasdaq Stock Market. Reporting Persons are required to furnish the Company with copies of all forms that they file under
Section 16(a). Based solely upon a review of the copies of such forms received by the Company or written representations from Reporting Persons, the Company believes that, with respect to year 1996, all reports required of Reporting Persons pursuant to Section 16(a) were timely filed except that: late filings on Forms 4 were made for Messrs. Leto, Forgues and Hajost due to administrative errors on the part of the Company.


                                  PROPOSAL 2 --
    TO CONSIDER AND VOTE UPON A PROPOSAL TO AMEND THE TREEV, INC. AMENDED AND
                    RESTATED 1997 DIRECTOR STOCK OPTION PLAN

    At the Meeting, the shareholders are being asked to approve the amendment of the TREEV, Inc. Amended and Restated 1997 Director Stock Option Plan (the "DSOP"), as adopted by the Board of Directors, with an increase of 180,000 shares to the plan.

    The description that follows is an overview of the material provisions of the DSOP and is qualified in its entirety by references to the DSOP. A copy of the complete DSOP is attached hereto as Appendix A.

Description of the DSOP

    Purpose. The purpose of the DSOP is to encourage ownership in the Company by outside directors of the Company, whose continued services are considered essential to the Company's future progress and to provide them with a further incentive to remain as directors of the Company.

    Administration. The DSOP shall be administered by the Board of Directors ("Board of Directors"). The interpretation and construction by the Board of Directors, to the full extent permitted by law, final.

    Eligibility. Directors of the Company who are not executive officers of the Company or any subsidiary of the Company and are not serving on the Board of Directors as a representative of any institutional investor ("outside Directors") shall be eligible to participate in the DSOP.

    Shares Subject to the DSOP. The maximum number of shares of the Company's Common Stock that may be issued under the DSOP shall be 270,000, subject to adjustment as provided in the DSOP.

      Terms, Conditions and Form of Options. Each option granted under the Plan shall be evidenced by a written agreement in such form as the Board of Directors shall from time to time approve, which agreements shall comply with and be subject to the following terms and conditions:

         (a) Option Grant Dates. Subject to the terms of the DSOP, an option to purchase Common Stock shall be granted automatically to each outside director elected to the Board of Directors after the effective date of this DSOP, at the end of each calendar quarter.

         (b) Share Subject to Option. The number of shares covered by the option is 30,000 per each calendar year.

         (c) Option Exercise Price. The option exercise price per share for each option granted under the Plan shall equal to (i) the closing sales price per share of the Company's Common Stock on the Nasdaq National Market (or, if the company is traded on a nationally recognized securities exchange on the date of grant, the reported closing sales price per share of the Company's Common Stock by such exchange) on the lowest day during the last month of each calendar year. The date of grant, for purposes of the option and its vesting schedule, shall be the date that option is granted or (ii) if the Common Stock is not traded on Nasdaq National Market or an exchange, the fair market value per share on the lowest closing sale price for the last calendar month of a quarter.

         (d) Vesting and Exercise Period. Each Option granted to a Full-Term Director shall vest in quarterly installments each ninety (90) days following the date of grant if such Full-Time Director is still serving as a director of the Company at such time. Each Option may be exercised on a cumulative basis as to be the vested number of shares at any time or from time to time, in whole or in part; provided that, subject to the provisions of Section 5 (f), no Option may be exercised more that one year after the optionee ceases to serve as a director of the Company or for a number of shares greater than that which was vested at the time the optionee ceased to serve as a director of the Company. No Option shall be exercisable after the expiration of ten years from the date of grant.

    Amendment of the DSOP. The Company, insofar as permitted by law, may at any time amend, suspend or discontinue the DSOP except that no revision or amendment may increase the number of shares of Common Stock under the DSOP, materially increase the benefits accruing to participants under the DSOP or otherwise materially modify the requirements for eligibility without the approval of the shareholders of the Company.

    Tax Consequences. The DSOP is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Code. Participants will not recognize income for federal income tax purposes either upon enrollment in the DSOP or upon purchase of shares thereunder. All tax consequences of purchasing shares under the DSOP are deferred until the participant sells or otherwise disposes of the shares or dies. The Company will be entitled to a deduction for federal income tax purposes to the extent that a participant recognizes ordinary income on a disqualifying disposition of the shares in the year of the disqualification, but not if a participant meets the holding requirements. The foregoing is intended to be a brief summary of the tax consequences of transactions under the DSOP based on federal tax laws in effect on April 1, 1997. As federal and state tax laws may change, the federal, state and local tax consequences for any participant will depend upon his or her individual circumstances.

    The affirmative vote of a majority of the outstanding shares of Common Stock present or represented and entitled to vote at the Meeting is required to approve the amendment to the Director Stock Option Plan.

    The Board of Directors unanimously recommends a vote for the amendment to the Director Stock Option Plan.


                                  PROPOSAL 3 --
                      APPROVAL OF AMENDMENT TO THE EMPLOYEE
                               STOCK PURCHASE PLAN

At the Meeting, the shareholders are being asked to approve the amendment to the Company's Employee Stock Purchase Plan (the "ESPP"), as adopted by the Board of Directors, with an increase of 300,000 shares of Common Stock for issuance thereunder.

         The description that follows is an overview of the material provisions of the ESPP and is qualified in its entirety by references to the ESPP. A copy of the complete ESPP (without exhibits) is attached hereto as Appendix B.

Description of the ESPP

         Purpose. The purpose of the ESPP is to provide employees of the Company and its subsidiaries with an opportunity to purchase Common Stock at a discount from the market price, through payroll deductions, and to thereby provide an incentive for continued employment.

         Administration. The ESPP shall be administered by a committee appointed by the Board of Directors. Currently, the Compensation Committee administers the ESPP for all employees. The interpretation and construction by the Compensation Committee is, to the full extent permitted by law, final.

         In the event that insufficient shares are available under the ESPP for a full allocation of shares to all participants during a given Offering Period (as defined below), the Compensation Committee shall make a pro rata allocation of the shares remaining available for purchase in as uniform a matter among the persons exercising options as shall be practicable and as it shall determine to be equitable.

         Eligibility. All employees of the Company or its subsidiaries are eligible to participate in the ESPP except the following: (i) employees who are customarily employed for less than 20 hours per week; (ii) employees who are customarily employed for less than five months in a calendar year; and (iii) employees who own or hold options to purchase or who, as a result of participation in the ESPP, would own stock or hold options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company as determined pursuant to Section 424(d) of the Code. Currently, there are approximately 326 employees eligible to participate in the ESPP.

         Offering Periods and Enrollment. Each Offering Period of Common Stock under the ESPP is for a period of six (6) months. Offering Periods commence on the first day of January and July of each year. The Compensation Committee may change the duration of Offering Periods without stockholder approval, subject to certain limitations set forth in the ESPP.

         Eligible employees may participate in any Offering Period by submitting a subscription agreement to the Company on or before the fifteenth day of the last month before the Offering Period. Once enrolled, a participant automatically will participate in each succeeding Offering Period unless the participant withdraws from the Offering Period or the ESPP. Upon enrollment, a participant authorizes payroll deductions of up to ten percent (10%) of the participant's base salary or wages, bonuses, overtime, shift premiums, incentive compensation, and sales commissions received during an Offering Period provided that such deductions may not exceed twenty-five thousand dollars ($25,000) in any calendar year. After a participant sets the rate of payroll deductions for an Offering Period, the participant may increase or decrease the rate for any subsequent Offering Period, but may only decrease the rate for the current Offering Period. Only one change may be made during an Offering Period, unless otherwise approved by the Compensation Committee. No interest accrues on payroll deductions.

         Purchase of Stock. The number of whole shares that a participant may purchase in any Offering Period is determined by dividing the total amount of payroll deductions withheld from the participant during the Offering Period by the price per share determined as described below. The purchase takes place automatically on the Exercise Date. Any cash balance remaining in a
participant's   account   following   the  purchase  will  be  returned  to  the
participant.

         No participant may purchase more than ten percent (10%) of the participant's compensation, as described herein, on the Exercise Date divided by the applicable percentage of the purchase price of the Common Stock on the Offering Commencement Date elected by the participant at the commencement of each Offering Period. In no event may the participant purchase more than $25,000 worth of Common Stock in any calendar year.

         Purchase Price. The purchase price of shares purchased in any Offering Period will be 85% of the lesser of (a) the average of the high and low market prices as reported on NASDAQ National Market System on the Offering Commencement Date or (b) the average of the high and low market prices as reported on the NASDAQ National Market System on the Offering Termination Date. Shares are purchased at 85% of the fair market value of the Common Stock, at a price determined as described above, and those shares shall be restricted for a minimum period of six (6) months after receipt of those shares.

         Withdrawal. A participant may withdraw from the ESPP or any Offering Period by giving written notice to the Company. All of the participant's payroll deductions credited to the participant's account will be paid to the participant after receipt of notice of withdrawal. After such a withdrawal, payroll deductions will not resume at the beginning of the succeeding Offering Period unless the participant completes a new subscription agreement.

         Termination of Employment. If a participant's employment terminates for any reason (including death, disability or retirement) the participant will be deemed to have elected to withdraw from the ESPP and the payroll deductions credited to the participant's account during the Offering Period, but not yet used to exercise the option, will be returned to such participant, or in the case of the participant's death, to the persons entitled to receive such funds.

         Recapitalization. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding option, and the price per share thereof in each such option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares or the payment of a stock dividend (but only on the Common Stock) or any other increase or decrease in the number of such shares effected without receipt of consideration by the Company.

         In the event of a merger or consolidation and the Company is a surviving corporation, each outstanding option shall pertain to and apply to the securities to which a holder of the number of shares of Common Stock subject to the option would have been entitled.

         In the event of a change in the Common Stock as presently constituted, which is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value the shares resulting from any such change shall be deemed to be the Common Stock. Such adjustments to stock or securities of the Company shall be made by the Compensation Committee, whose determination shall be final.

         Resale of Shares. The ESPP imposes a six month holding period on the shares of Common Stock purchased by participants at 85% of the purchase price. The Company intends to file a Form S-8 Registration Statement with the SEC which will satisfy most federal securities laws requirements with respect to the resale of such shares. In addition, participants who are affiliates of the Company may not resell under the Form S-8 Registration Statement any shares purchased under the ESPP. Such resales must be effected in accordance with Rule 144 or another available exemption under the Securities Act of 1933, as amended.

         Amendment of the ESPP. The Company, insofar as permitted by law, may at any time amend, suspend or discontinue the ESPP except that no revision or amendment may increase the number of shares of Common Stock under the ESPP, materially increase the benefits accruing to participants under the ESPP or otherwise materially modify the requirements for eligibility without the approval of the shareholders of the Company.

         Tax Consequences. The ESPP is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Code. Participants will not recognize income for federal income tax purposes either upon enrollment in the ESPP or upon purchase of shares thereunder. All tax consequences of purchasing shares under the ESPP are deferred until the participant sells or otherwise disposes of the shares or dies. The Company will be entitled to a deduction for federal income tax purposes to the extent that a participant recognizes ordinary income on a disqualifying disposition of the shares in the year of the disqualification, but not if a participant meets the holding requirements. The foregoing is intended to be a brief summary of the tax consequences of transactions under the ESPP based on federal tax laws in effect on May 30, 1995. As federal and state tax laws may change, the federal, state and local tax consequences for any participant will depend upon his or her individual circumstances.

         The affirmative vote of a majority of the outstanding shares of Common Stock present or represented and entitled to vote at the Meeting is required to approve the amendment to the Employee Stock Purchase Plan.

         The Board of Directors unanimously recommends a vote for the amendment to the Employee Stock Purchase Plan.


    PROPOSAL 4 -- RATIFICATION OF THE APPOINTMENT OF INDEPENDENT ACCOUNTANTS

    The Board of Directors, upon the recommendation of the Audit Committee, has appointed Ernst & Young LLP, independent accountants, as auditors of the Company to examine and report to stockholders on the consolidated financial statements of the Company and its subsidiaries for the year ending on December 31, 1999. Ernst & Young LLP currently serves as the Company's independent accountants. Representatives of Ernst & Young LLP will be present at the Meeting and will be given an opportunity to make a statement. They also will be available to respond to appropriate questions from stockholders.

    Although ratification of the appointment of Ernst & Young LLP is not required, the Board of Directors requests that the stockholders ratify the appointment. If ratification is not obtained, the Board will reconsider the matter of appointment of independent accountants for the Company.

    The Company engaged Ernst & Young LLP effective June 25, 1996 as independent accountants to examine the consolidated financial statements of the Company for the year ending December 31, 1996. Ernst & Young LLP replaced Price Waterhouse LLP. The Company's decision to retain Ernst & Young LLP and discontinue the engagement of Price Waterhouse LLP as the Company's principal independent accountants was approved by the Board of Directors of the Company. There have been no disagreements with Price Waterhouse LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Price Waterhouse LLP, would have caused it to make reference to the subject matter of the disagreement in connection with its report for the years ended December 31, 1995 and December 31, 1994.

    The affirmative vote of a majority of the outstanding shares of Common Stock present or represented and entitled to vote at the Meeting is required to ratify the appointment of Ernst & Young LLP.

    The Board of Directors recommends that the stockholders vote FOR the ratification of the appointment of Ernst & Young as the Company's independent accountants for year 1999.

                              SHAREHOLDER PROPOSALS

    The Company anticipates that its 2000 Annual Meeting of stockholders will be held in June, 2000. In order for a stockholder proposal to be included in the Company's proxy statement or form of proxy for the 2000 Annual Meeting, such proposal must be submitted in accordance with SEC Rule 14a-8 and must be received by the Company no later than December 24, 1999. Stockholders should send their proposals to the Company's corporate headquarters. Under SEC Rule 14a-4, the Company will be able to use proxies given to it for the 2000 Annual Meeting to vote for or against any stockholder proposal submitted other than pursuant to Rule 14a-8 at the Company's discretion unless the proposal is submitted to the Company on or before March 6, 2000.


                                 OTHER BUSINESS

    The Board of Directors does not intend to bring any other matter before the Meeting and does not know of any other business which others will present for consideration at the Meeting. Except as the Board of Directors may otherwise permit, only the business set forth and discussed in the Notice of Annual Meeting of Stockholders and this Proxy Statement may be acted on at the Meeting. If any other business does properly come before the Meeting the proxy holders will vote on such matters according to their discretion.

By Order of the Board of Directors



JULIA A. BOWEN
Vice President, General Counsel
and Assistant Secretary

    All stockholders are urged to complete, sign, date, and return the accompanying proxy card in the enclosed postage-paid envelope. Thank you for your prompt attention to this matter.

                                                                      APPENDIX A


                                   TREEV, INC.
                              AMENDED AND RESTATED
                         1997 DIRECTOR STOCK OPTION PLAN


1.       PURPOSE

         The purpose of this 1997 Director Stock Option Plan (the "Plan") of TREEV, Inc. (the "Company") is to encourage ownership in the Company by outside directors of the Company, whose continued services are considered essential to the Company's future progress and to provide them with a further incentive to remain as directors of the Company.

2.       ADMINISTRATION

         The Board of Directors of the Company (the "Board of Directors") shall supervise and administer the Plan. Grants of stock options under the Plan and the amount and nature of the awards to be granted shall be automatic in accordance with Section 5. However, all questions of interpretations of the Plan or of any options issued under it shall be determined by the Board of Directors and such determination shall be final and binding upon all persons having an interest in the Plan.

3.       PARTICIPATION IN THE PLAN

         Directors of the Company who are not executive officers of the Company or any subsidiary of the Company and are not serving on the Board of Directors as a representative of any institutional investor ("outside directors") shall be eligible to participate in the Plan.

4.       STOCK SUBJECT TO THE PLAN

         (a) The maximum number of shares of the Company's Common Stock, no par value per share ("Common Stock"), that may be issued under the plan shall be 270,000, subject to adjustment as provided in Section 9 of the Plan.

         (b) If any outstanding option under the Plan for any reason expires or is terminated without having been exercised in full, the shares allocable to the unexercised portion of such option shall again become available for grant pursuant to the Plan.

         ( c) All options granted under the Plan shall be non-statutory options not entitled to special tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended to date and as it may be amended from time to time (the "Code").

5.       TERMS, CONDITIONS AND FORM OF OPTIONS

         Each option granted under the Plan shall be evidenced by a written agreement in such form as the Board of Directors shall from time to time approve, which agreements shall comply with and be subject to the following terms and conditions:

         (a) Option Grant Dates. Subject to Section 7 of this Plan, an option to purchase Common Stock shall be granted automatically to each outside director elected to the Board of Directors after the effective date of this Plan, at the end of each calendar quarter.

         (b) Share Subject to Option. The number of shares covered by the option
(i) in the case of an outside director elected at the commencement of a term (a "Full -Term Director"), shall be 7,500 per each calendar quarter and (ii) in the case of an outside director elected during the course of a term (for example, to fill a vacancy) an ("Interim Director"), shall be equal to 7,500 per each calendar quarter in which he serves as a member of the Board.

         ( c) Option Exercise Price. The option exercise price per share for each option granted under the Plan shall equal to (i) the closing sales price per share of the Company's Common Stock on the Nasdaq National Market (or, if the company is traded on a nationally recognized securities exchange on the date of grant, the reported closing sales price per share of the Company's Common Stock by such exchange) on the lowest day during the last month of each calendar quarter (i.e., March, June, September, and December). The date of grant, for purposes of the option and its vesting schedule, shall be the date that option is granted or (ii) if the Common Stock is not traded on Nasdaq National Market or an exchange, the fair market value per share on the lowest closing sale price for the last calendar month of a quarter.

         (d) Option Non-Transferable. Each option granted under the Plan by its terms shall not be transferable by the optionee otherwise than by will, or by the laws of descent and distribution, and shall be exercised during the lifetime of the optionee only by him. No option or interest therein may be transferred, assigned, pledged or hypothecated by the optionee during his lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

         (e) Vesting and Exercise Period. Each Option granted to a Full-Term Director shall vest ninety (90) days following the date of grant if such Full-Time Director is still serving as a director of the Company at such time. Each Option may be exercised on a cumulative basis as to be the vested number of shares at any time or from time to time, in whole or in part; provided that, subject to the provisions of Section 5 (f), no Option may be exercised more that one year after the optionee ceases to serve as a director of the Company or for a number of shares greater than that which was vested at the time the optionee ceased to serve as a director of the Company. No Option shall be exercisable after the expiration of ten years from the date of grant.

         (f) Exercise Period Upon Disability or Death. Notwithstanding the provisions of Section 5(e), any option granted under the Plan may be exercised, to the extent then vested an exercisable, by an optionee who becomes disabled (within the meaning of Section 22 (e) (3) of the Code or any successor provision thereto) while acting as a director of the Company, or may be exercised, to the extend then exercisable, upon the death of such optionee while a director of the Company by the person to whom it is transferred by will, by the laws of descent and distribution, or by written notice filed pursuant to Section 5 (h), in each case within the period of one year after the date the optionee ceases to be such a director or reason of such disability or death; provided that no option shall be exercisable after the expiration of nine years from the date of grant.

         (g) Exercise Procedure. Options may be exercised only by written notice to the Company at its principal office accompanied by payment in cash of the full consideration for the shares as to which they are exercised.

         (h) Exercise by Representative Following Death of Director. A director, by written notice to the Company, may designate one or more persons (and from time to time change such designation) including his legal representative, who, by reason of the director's death, shall acquire the right to exercise all or a portion of the option. If the person or persons so designated wish to exercise any portion of the option, they must do so within the term of the option as provided herein. Any exercise by a representative shall be subject to the provisions of the Plan

6.       ASSIGNMENTS

         The rights and benefits under the Plan may not be assigned except for the designation of a beneficiary as provided in Section 5.

7.       EFFECTIVE DATE AND TIME FOR GRANTING OPTIONS

         (a) The Plan shall become effective on July 1, 1997 as adopted by the Board of Directors.

         (b) All options for shares subject to the Plan shall be granted, if at all, not later than ten years after the approval of the Plan by the Company's shareholders.

8.       LIMITATIONS OF RIGHTS

         (a) No Right to Continue as a Director. Neither the Plan, nor the granting of an option nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain a director for any period of time.

         (b) No Shareholders' Rights for Options. An optionee shall have no rights as a shareholder with respect to the shares covered by his options until the date of the issuance to him of a stock certificate therefor, and no adjustment will be made for dividends or other rights (except as provided in Section 9) for which the record date is prior to the date such certificate is issued.

9.       CHANGES IN COMMON STOCK

         (a) If the outstanding shares of Common Stock are increased, decreased or exchanged for a different number of kind of shares or other securities (other than the stock split approved by the Board on the same date as the initial adoption of this Plan), or if additional shares or new or different shares or other securities, through merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other distribution with respect to such shares of Common Stock, or other securities, an appropriate and proportionate adjustment will be made in (i) the maximum number and kind of shares reserved for issuance under the Plan, (ii) the number and kind of shares or other securities subject to then outstanding options under the Plan and (iii) the price for each share subject to any then outstanding options under the Plan, without changing the aggregate purchase price as to which such options remain exercisable.
No fractional shares will be issued under the Plan on account of any such adjustments.

         (b) In the event that the Company is merged or consolidated into or with another corporation (in which consolidation or merger the shareholders of the Company receive distributions of cash or securities of another issuer as a result thereof), or in the event that all or substantially all of the assets of the Company is acquired by any other person or entity, or in the event of a reorganization or liquidation of they Company, all stock options granted under this Plan to the Director shall become immediately vested and exercisable and shall continue to be exercisable for a period of one (1) year


10.      AMENDMENT OF THE PLAN

         The Board of Directors may suspend or discontinue the Plan or review or amend it in any respect whatsoever; provided, however, that without approval of the shareholders of the Company no revision or amendment shall change the number of shares subject to the Plan (except as provided in Section 9), change the designation of the class of directors eligible to receive options, or materially increase the benefits accruing to participants under the Plan.

11.      NOTICE

         Any written notice to the Company required by any of the provisions of the Plan shall be addressed to the Treasurer of the Company and shall become effective when it is received.

12.      GOVERNING LAW

         The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the Commonwealth of Virginia.

                                                                      APPENDIX B

                                   TREEV, INC.
                          EMPLOYEE STOCK PURCHASE PLAN



    1. Purpose. The Employee Stock Purchase Plan (the "Plan") is intended to encourage stock ownership by employees of TREEV, Inc. (the "Corporation") or any of its present or future subsidiaries (the "Subsidiaries") as defined in Section 424 of the Internal Revenue Code of 1986, as amended (the "Code") so that such employees may increase their interest in the success of the Corporation and its Subsidiaries and so that they may be encouraged to remain in the employ of the Corporation or its Subsidiaries. It is the intention of the Corporation to have the Plan qualify as an Employee Stock Purchase Plan under Section 423 of the Code.

    2. Administration. The Plan shall be administered by the Compensation Committee of the Board of Directors of the Corporation (the "Committee"). The Board of Directors may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, howsoever caused, shall be filled by the Board of Directors. The Committee shall hold meetings at such times and places as it may determine and may hold telephonic Committee meetings. If the Committee consists of three or more members, the Committee shall select one of its members as Chairman. Acts by a majority of the Committee at a meeting at which a quorum is present shall be the valid acts of the Committee. Any decision or determination reduced to writing and signed by a majority of the members of the Committee shall be as fully effective as if it had been made by a majority vote at a meeting duly called and held. The interpretation and construction by the Committee of any provisions of the Plan shall be final. No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan.

    3. Definitions.

        (a) "Compensation" shall mean regular straight-time gross earnings plus payments for overtime, shift premium, incentive compensation, bonuses and other special payments, such as, in the case of employees who are salespersons, sales commissions.

        (b) "Committee" shall mean the Committee referenced in Article 2, or if no such Committee has been designated, it shall mean the Board of Directors of the Corporation.

        (c) "Employee" shall mean any person (including officers, whether or not they are Directors) who is customarily employed on a full-time or part-time basis by the Corporation or its Subsidiaries and is regularly scheduled to work more than twenty (20) hours per week but excluding any employee customarily employed for not more than five months in any calendar year.

        (d) "Enrollment Period" shall mean the applicable time periods during which an employee will be allowed to become a participant under the Plan.

        (e) "Exercise Date" or "Purchase Date" shall mean the applicable date at the end of an Offering Period on which shares are purchased pursuant to an option issued under the Plan, which date shall be each Offering Termination Date.

        (f) "Fair Market Value" or "FMV" shall mean the average of the high and low market prices as reported on NASDAQ National Market System on a given trading day.

        (g) "Offering Commencement Date" shall mean the applicable date on which an Offering under the Plan commences pursuant to Article 6.

        (h) "Offering Termination Date" shall mean the applicable date on which an Offering under the Plan terminates pursuant to Article 6.

        (i) "Offering Period" shall mean the applicable time period during which an Offering under the Plan shall take place pursuant to Article 6.

        (j) "Purchase Price" shall mean 85% of the lower of: (a) the average of the high and low market prices as reported on NASDAQ National Market System on the Offering Commencement Date ("Option Price") and (b) the average of the high and low market prices as reported on NASDAQ on the Offering Termination Date, pursuant to Article 22.

        (k) "Trading Day" shall mean a day on which the National Association of Securities Dealers Automated Quotation (NASDAQ) System is open for trading.

    4. Eligibility. The persons who shall be eligible to participate in the Plan shall be all Employees of the Corporation or its Subsidiaries on a given Enrollment Date. No Participant shall be granted an option under the Plan if (i) immediately after the grant such Participant (or any other person whose stock would be attributed to such Participant pursuant to Section 424(d) of the Code) would own capital stock of the Corporation or any Subsidiary and/or hold outstanding options of any kind to purchase such stock possessing five percent (5%) or more of the capital stock of the Corporation or any Subsidiary or (ii) his or her rights to purchase stock under the Plan or any other employee stock purchase plan of the Corporation or any Subsidiary accrues at a rate which exceeds twenty-five thousand dollars ($25,000) worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time.

    5. Stock. The stock subject to the options of the Plan shall be shares of the Corporation's authorized, but unissued or reacquired common stock (the "Common Stock").

        (a) The aggregate number of shares which may be issued under the Plan shall not exceed 400,000 shares of Common Stock. The limitation established by the preceding sentence shall be subject to adjustment as provided in
    Article 18 of the Plan. If, on a given Exercise Date, the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan, the Committee shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner among the persons exercising options as shall be practicable and as it shall determine to be equitable.

        (b) The Participant will have no voting right or other interests in shares issuable upon exercise of any option held by such Participant until such option has been exercised.

        (c) Shares to be delivered to a Participant under the Plan will be registered in the name of the Participant or in the name of the Participant and the Participant's spouse.

    6. Offering Periods. The Plan shall be implemented by consecutive Offering Periods with a new Offering Period commencing on the first Trading Day on or after January 1 and July 1 of each year, or on such other date as the Committee shall determine, and continuing thereafter until terminated in accordance with
Article 21 hereof. The duration of each Offering Period shall be six (6) months. The Committee shall have the power to change the duration of Offering Periods at its discretion (including the commencement dates thereof) with respect to future offerings without shareholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period to be effective thereafter.

    7. Participation.

        (a) An eligible Employee may become a Participant in the Plan by completing a Subscription Agreement authorizing payroll deductions on a form established by the Company from time to time which will be similar to Exhibit A to this Plan and filing it with the Corporation's Payroll Administrator during the applicable Enrollment Period.

        (b) Payroll deductions for a Participant shall commence on the first payday following the Offering Commencement Date and shall end on the last payday in the Offering Period to which such authorization is applicable, unless sooner terminated by the Participant as provided in Article 12 hereof.

    8. Payroll Deductions.

        (a) At the time a Participant files his or her Subscription Agreement, he or she shall elect to have payroll deductions made on each payday during the Offering Period in an amount not less than one percent (1%) of his or her Compensation and not exceeding ten percent (10%) of his or her Compensation for such payroll period on each payday during the Offering Period.

        (b) All payroll deductions made for a Participant shall be credited to his or her account under the Plan. A Participant may not make any additional payments into such account.

        (c) A Participant may discontinue his or her participation in the Plan as provided in Article 12 hereof.

        (d) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Article 9 hereof, a Participant's payroll deductions may be decreased to zero percent (0%) at such time during any Offering Period, which is scheduled to end during the current calendar year (the "Current Offering Period"), that the aggregate of all payroll deductions which were previously used to purchase Common Stock under the Plan in a prior Offering Period which ended during that calendar year plus all payroll deductions accumulated with respect to the Current Offering Period equal $25,000. Payroll deductions shall recommence as provided in such Participant's Subscription Agreement at the beginning of the first Offering Period which is scheduled to end in the following calendar year, unless terminated by the Participant as provided in Article 12 hereof.

        (e) At the time some or all of the Common Stock issued under the Plan is disposed of, the Participant must make adequate provision for the Corporation's federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but will not be obligated to, withhold from the Participant's compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Employee.

    9. Grant of Option. On the Enrollment Date of each Offering Period, each Participant shall be granted an option to purchase on the Exercise Date of such Offering Period (at the applicable Purchase Price) up to a maximum number of shares of Common Stock determined as follows: an amount equal to (a) that percentage of such Participant's Compensation as of the Enrollment Date which he has elected to have withheld (but not in any case in excess of ten percent (10%)) multiplied by (b) the Participant's annual Compensation as of the Enrollment Date (c) divided by the applicable percentage of the Purchase Price of the Common Stock on the Offering Commencement Date elected by the Participant at the commencement of each Offering Period pursuant to Article 22 hereof. No Participant shall be granted an option to purchase in excess of the maximum amount allowable pursuant to Section 423 of the IRS Code. Exercise of the option shall occur as provided in Article 10 hereof, unless the Participant has withdrawn pursuant to Article 12 hereof, and shall expire on the last day of the Offering Period.

    10. Exercise of Option. Unless a Participant withdraws from the Plan as provided in Article 12 hereof, his or her option for the purchase of shares will be exercised automatically on the Exercise Date of each Offering Period, and the maximum number of full shares subject to option shall be purchased for such Participant at the applicable Purchase Price, as defined in Article 3, with the accumulated payroll deductions in his or her account (but not in excess of the number of shares for which options have been granted to the Participant pursuant to Article 9 hereof). No fractional shares will be purchased and any payroll deductions accumulated in a Participant's account which are not sufficient to purchase a full share shall be retained in the Participant's account for the subsequent Offering Period, subject to earlier withdrawal by the Participant as provided in Article 12 hereof. Any other monies left over in a Participant's account after the Exercise Date shall be returned to the Participant. During a Participant's lifetime, a Participant's option to purchase shares hereunder is exercisable only by him or her.

    11. Delivery of Shares Purchased. All shares of Common Stock purchased pursuant to this Plan shall be held in a separate shareholder account ("Shareholder Account") maintained by such brokerage house, investment banking firm, commercial bank or other such similar institution as may be selected by the Committee. Each Shareholder Account shall be in the name of a Participant. Each Participant shall have all of the rights and privileges of a shareholder of the Corporation with respect to those shares purchased under the Plan and held in his or her Shareholder Account.

    12. Withdrawal; Termination of Employment.

        (a) A Participant may voluntarily withdraw all, but not less than all, the payroll deductions credited to his or her account, and not yet used to exercise his or her option under the Plan, at any time by giving written notice to the Corporation on a form established by the Corporation from time to time which will be similar to Exhibit B to this Plan. All of the Participant's payroll deductions credited to his or her account will be paid to such Participant promptly after receipt of notice of withdrawal and such Participant's option for the Offering Period will be automatically terminated and no further payroll deductions for the purchase of shares will be made during the Offering Period. If a Participant voluntarily withdraws from an Offering Period, payroll deductions will not resume at the beginning of the succeeding Offering Period unless the Participant completes and delivers to the Company a new Subscription Agreement.

        (b) Upon a Participant's ceasing to be an Employee for any reason, he or she will be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such Participant's account during the Offering Period, but not yet used to exercise the option, will be returned to such Participant or, in the case of his or her death, to the person or persons entitled thereto under Article 14 hereof, and such Participant's option will be automatically terminated.

        (c) A Participant's withdrawal from an Offering Period (other than in the case of death) will not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Corporation or in succeeding Offering Periods which commence after the termination of the Offering Period from which the Participant voluntarily withdraws for so long as the Participant remains an Employee of the Corporation or its Subsidiaries.

    13. Interest. No interest shall be paid on the payroll deductions of a Participant in the Plan.

    14. Designation of Beneficiary.

        (a) A Participant may file with the Corporation's Payroll Administrator a written designation of a beneficiary who is to receive any shares and cash, if any, from the Participant's accounts under the Plan in the event of such Participant's death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such Participant of any shares and/or cash in Participant's accounts.

        (b) Such designation of beneficiary may be changed by the Participant at any time by written notice to the Corporation's Payroll Administrator. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant's death, the Corporation shall deliver such shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Corporation), the Corporation, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Corporation, then to such other person as the Corporation may designate.

    15. Transferability. Neither payroll deductions credited to a Participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Article 14 hereof) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Article 12 hereof.

    16. Application of Funds. The proceeds received by the Corporation from the sale of Common Stock issued pursuant to options will be used for general corporate purposes.

    17. Reports. Individual accounts will be maintained by the Corporation for each Participant in the Plan. Statements of account will be given to Participants after the termination of each Offering Period. Such statements will set forth the amounts of payroll deductions, the Purchase Price, the number of shares of Common Stock purchased and any remaining cash balance.

    18. Recapitalization. Subject to any required action by the shareholders of the Corporation, the number of shares of Common Stock covered by each outstanding option, and the price per share thereof in each such option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock of the Corporation resulting from a subdivision or consolidation of shares or the payment of a stock dividend (but only on the Common Stock) or any other increase or decrease in the number of such shares effected without receipt of consideration by the Corporation, so that the optionee's percentage of ownership of the total number of shares of Common Stock outstanding is neither increased nor decreased.

    Subject to any required action by the shareholders of the Corporation, if the Corporation shall be the surviving corporation in any merger or consolidation, each outstanding option shall pertain to and apply to the securities to which a holder of the number of shares of Common Stock subject to the option would have been entitled.

    In the event of a change in the Common Stock of the Corporation as presently constituted, which is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Common Stock within the meaning of the Plan.

    To the extent that the foregoing adjustments relate to stock or securities of the Corporation, such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive.

    Except as hereinbefore expressly provided in this Article 18, the Participant shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger, consolidation or spin-off of assets or stock of another corporation, and any issue by the Corporation of shares of stock of any class, or securities convertible into or exchangeable or exercisable for shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to the option.

    The grant of an option pursuant to the Plan shall not affect in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve, liquidate or sell, or transfer all or any part of its business or assets.

    19. Amendment of the Plan. The Committee of the Corporation may, insofar as permitted by law, from time to time, with respect to any shares at the time not subject to outstanding options, suspend or discontinue the Plan or revise or amend it in any respect whatsoever except that, without approval of the Shareholders of the Corporation, no such revision or amendment shall increase the number of shares of Common Stock which may be issued pursuant to the Plan, materially increase the benefits accruing to Participants under the Plan, or otherwise materially modify the requirements for eligibility or the class of subsidiaries whose employees are eligible to participate.

    20. Notices. All notices or other communications by a Participant to the Corporation under or in connection with the Plan shall be deemed to have been duly given when received in writing by the person designated by the Corporation for the receipt thereof.

    21. Term of Plan. Options may be granted pursuant to the Plan from time to time until such time as all shares of Common Stock available under the Plan as set forth in Article 5 have been made subject to an option grant. If any outstanding option under the Plan for any reason expires or is terminated, the shares of Common Stock allocable to the option may again be subject to an option under the Plan.

    22. Investment Purpose. Each option under the Plan shall be granted on the condition that the purchase of stock thereunder shall be for investment purposes and not with a view for resale or distribution. Participant agrees to receive shares carrying a six month holding period restriction. Participants may sell shares purchased under the Plan subject to compliance with any applicable governmental securities laws, provided, however, that because of certain governmental tax requirements, each Participant agrees by entering the Plan, to promptly give the Corporation notice of any such Common Stock disposed of within two years after the date of grant of the applicable option or one year from the date of exercise showing the number of such shares disposed of. The Participant assumes the risk of any market fluctuations in the price of the stock.

    23. Indemnification of Committee. In addition to such other rights of indemnification as they may have as directors or as members of the Committee and the Board of Directors, the members of the Committee and the Board of Directors shall be indemnified by the Corporation against the reasonable expenses, including attorneys' fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, in which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Corporation) or paid by them in satisfaction of a judgment in any such action, suit or proceeding except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence or intentional misconduct in the performance of his or her duties, provided that within sixty (60) days after institution of any such action, suit or proceeding such person shall in writing offer the Corporation the opportunity, at its own expense, to handle and defend the same.

    24. No Employment Rights. The Plan does not, directly or indirectly, create any right for the benefit of any employee or class of employees to purchase any shares under the Plan, or create in any employee or class of employees any right with respect to continuation of employment by the Corporation or its Subsidiaries, and it shall not be deemed to interfere in any way with the Corporation's or its Subsidiaries' right to terminate, or otherwise modify, an employee's employment at any time.

    25. Additional Restrictions of Rule 16b-3. The terms and conditions of options granted hereunder to, and the purchase of shares by, persons subject to
Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3. This Plan shall be deemed to contain, and such options shall contain, and the shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

    26. Approval of Stockholders; Effectiveness of Plan. The Plan is subject to the approval of the shareholders of the Corporation at their next annual meeting or at any special meeting of the shareholders for which one of the purposes of such a special meeting shall be to act upon the Plan.